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                                                              EX-99.B(d)(2)(vii)

                                   SCHEDULE A

                             WELLS FARGO FUNDS TRUST
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                  FEE AGREEMENT

     This fee agreement is made as of the 1st day of April, 2003, by and between Wells Fargo Funds Management, LLC (the "Adviser") and Dresdner RCM Global Investors LLC (the "Sub-Adviser").

     WHEREAS, the parties and Wells Fargo Funds Trust (the "Trust") have entered into an Investment Sub-Advisory Agreement ("Sub-Advisory Agreement") whereby the Sub-Adviser provides investment management advice to each series of the Trust as listed in Appendix A to the Sub-Advisory Agreement (each a "Fund" and collectively the "Funds"); and

     WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be at the annual rates indicated on Schedule A.

     NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated on a monthly basis by applying the following annual rates to each Fund's net assets:

     (a)  for the Specialized Health Sciences Fund

     -------------------------------------------------------
        Breakpoints                   Sub-Advisory Fee
     -------------------------------------------------------
        0-100 million                      0.95%
        100-500 million                    0.65%
        > 500 million                      0.60%
     -------------------------------------------------------

     (b)  for the Specialized Technology Fund:

     -------------------------------------------------------
        Breakpoints                   Sub-Advisory Fee
     -------------------------------------------------------
        0-50 million                       1.00%
        50-100 million                     0.70%
        >100 million                       0.55%
     -------------------------------------------------------

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     The foregoing fee schedule shall remain in effect until changed in writing by the parties.

                                           WELLS FARGO FUNDS MANAGEMENT, LLC


                                           By:        /s/ Andrew Owen
                                              -------------------------------
                                                        Andrew Owen
                                                   Senior Vice President

                                           DRESDNER RCM GLOBAL INVESTORS LLC

                                           By:       /s/ Dawn M. Vroegop
                                              -------------------------------
                                                       Dawn M. Vroegop
                                                      Managing Director

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